EXHIBIT - 25

                             POWER OF ATTORNEY


     We, the undersigned directors of Questar Pipeline Company, hereby severally constitute A. J. Marushack and W. F. Edwards, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1994 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1994 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.


     Signature                       Title            Date

 /s/ R. D. Cash              Chairman of the Board   2-14-95
     R. D. Cash


 /s/ A. J. Marushack           President & Chief     2-14-95
     A. J. Marushack           Executive Officer


 /s/ W. F. Edwards                 Director          2-14-95
     W. F. Edwards


 /s/ U. E. Garrison                Director          2-14-95
     U. E. Garrison


 /s/ Neal A. Maxwell               Director          2-14-95
     Neal A. Maxwell


 /s/ Mary Mead                     Director          2-14-95
     Mary Mead